Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                       18 U.S.C. SECTION 1350, AS ADOPTED
                         PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2202

In connection with the Quarterly Report of Globetel Communications Corp. (the "Company") on Form 10-QSB for the six months ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Timothy Huff, Chief Executive Officer of the Company, and Thomas Y. Jimenez, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1. the Report fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and 2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Timothy Huff


/s/ Timothy Huff

Chief Executive Officer



Thomas Y. Jimenez

/s/ Thomas Y. Jimenez

Chief Financial Officer


August 19, 2003